   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 2001

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -------------------

                                 UBIQUITEL INC.
         ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              DELAWARE                                      23-3017909
-------------------------------------              ----------------------------
   (State or other jurisdiction of                        (IRS Employer
   incorporation or organization)                     Identification Number)


                         ONE WEST ELM STREET, SUITE 400
                        CONSHOHOCKEN, PENNSYLVANIA 19428
         ------------------------------------------------------------
                    (Address of Principal Executive Offices)


                 AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
                     NON-EQUITY INCENTIVE PLAN STOCK OPTIONS
         ------------------------------------------------------------
                            (Full title of the Plan)


                                DONALD A. HARRIS
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                 UBIQUITEL INC.
                         ONE WEST ELM STREET, SUITE 400
                        CONSHOHOCKEN, PENNSYLVANIA 19428
         ------------------------------------------------------------
                     (Name and address of agent for service)

                                 (610) 832-3300
         ------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------

                          COPIES OF COMMUNICATIONS TO:

                                                   PATRICIA E. KNESE, ESQ.
        ANDREW E. BALOG, ESQ.                VICE PRESIDENT AND GENERAL COUNSEL
       GREENBERG TRAURIG, P.A.                        UBIQUITEL INC.
        1221 BRICKELL AVENUE                   ONE WEST ELM STREET, SUITE 400
        MIAMI, FLORIDA 33131                  CONSHOHOCKEN, PENNSYLVANIA 19428
    TELEPHONE NO.: (305) 579-0500               TELEPHONE NO.: (610) 832-3300
    FACSIMILE NO.: (305) 579-0717               FACSIMILE NO.: (610) 832-3400

                               -------------------

                         CALCULATION OF REGISTRATION FEE



============================================================================================================================
                                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
                                                     AMOUNT TO BE      OFFERING PRICE         AGGREGATE        REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED          REGISTERED(1)     PER SHARE (2)      OFFERING PRICE(2)        FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0005 par value per share.....        10,025,000           $6.34            $63,558,500          $15,890


------------------------------
(1) Of such shares, 7,485,000 have been reserved for issuance under the Amended and Restated 2000 Equity Incentive Plan (the "Plan") and 2,540,000 have been reserved for issuance upon exercise of the Non-Equity Incentive Plan Stock Options ("Non-Plan Options"). This Registration Statement also includes an indeterminable number of additional shares of Common Stock which may be issued pursuant to the

     Plan and Non-Plan Options as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices reported on The Nasdaq National Market System on September 21, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in this Part I will be sent or given to participants under the UbiquiTel Inc. Amended and Restated 2000 Equity Incentive Plan and to the Non-Equity Incentive Plan Stock Options optionee as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents will not be filed with the Commission in this Registration Statement, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by UbiquiTel Inc. (the "Registrant") are hereby incorporated by reference in this Registration
Statement:

         (a) the Registrant's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2000;

         (b) the Registrant's Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the fiscal quarter ended March 31, 2001 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001;

         (c) the Registrant's definitive Proxy Statement dated July 16, 2001 relating to the 2001 Annual Meeting of Shareholders;

         (d) the Registrant's Current Report on Form 8-K dated August 13, 2001;

         (e) the Registrant's Current Report on Form 8-K dated August 31, 2001; and

         (f) the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed June 7, 2000, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents with the Commission.

         Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock to be issued after the date hereof pursuant to the Amended and Restated 2000 Equity Incentive Plan and the Non-Equity Incentive Plan Stock Options will be passed upon by Greenberg Traurig, P.A., Miami, Florida. Attorneys of Greenberg Traurig beneficially own in the aggregate 31,750 shares of the Common Stock.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the liability of the Registrant's directors and officers to the Registrant or any of its stockholders for monetary damages arising from a breach of their fiduciary duty as directors and officers shall be limited to the fullest extent permitted by the General Corporation Law of Delaware. This limitation does not apply with respect to any action in which a director or officer would be liable under Section 174 of the General Corporation Law of Delaware, nor does it apply with respect to any liability in which a director or officer:

         -   breached his duty of loyalty to the Registrant or its stockholders;

         - did not act in good faith or, in failing to act, did not act in good faith;

         - acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

         -   derived an improper personal benefit.

         The Registrant's bylaws provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Registrant unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. To the extent that any present or former director of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The Registrant has purchased directors' and officers' liability insurance covering its directors and officers in amounts customary for similarly situated companies.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.



   EXHIBIT NO.         DESCRIPTION
   -----------      -----------------------------------------------------
      4.1           Amended and Restated Certificate of Incorporation of
                    UbiquiTel Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Reg.
                    No. 333-32236).

      4.2           Amendment to Amended and Restated Certificate of
                    Incorporation of UbiquiTel Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on
                    Form S-3, Reg. No. 333-39956)

      4.3 Amended and Restated Bylaws of UbiquiTel Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                    Statement on Form S-1, Reg. No. 333-32236).

      4.4           Amended and Restated 2000 Equity Incentive Plan
                    (incorporated by reference to Exhibit 10.39 to the Registrant's Registration Statement on Form S-3, Reg. No.
                    333-68082).

      4.5 Employment Agreement dated as of November 29, 1999 by and between UbiquiTel Inc. and Donald A. Harris (incorporated by reference to Exhibit 10.14 to the Registrant's Registration
                    Statement on Form S-1, Reg. No. 333-32236).


                                       5


     *5.1           Opinion of Greenberg Traurig, P.A.

    *23.1           Consent of Arthur Andersen LLP.

    *23.2           Consent of Ernst & Young LLP.

    *23.3           Consent of Moss Adams LLP.

    *23.4 Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 hereto).

    *24.1           Power of Attorney (included on signature page hereto).


------------------------------

*  Filed herewith.

ITEM 9.       UNDERTAKINGS.

           (a)    The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conshohocken, State of Pennsylvania on September 24, 2001.

                                    UbiquiTel Inc.




                                    By: /s/ Donald A. Harris
                                        ----------------------------------------
                                         Donald A. Harris
                                         President and Chief Executive Officer




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald A. Harris and James J. Volk his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



           SIGNATURE                                       TITLE                                 DATE
------------------------------------     ----------------------------------------    -----------------------------
/s/ Donald A. Harris                          Chairman of the Board, President             September 24, 2001
------------------------------                 and Chief Executive Officer
           Donald A. Harris                    (Principal Executive Officer)


/s/ James J. Volk                             Chief Financial Officer                      September 24, 2001
------------------------------                  (Principal Financial Officer and
           James J. Volk                        Accounting Officer)


/s/ Robert A. Berlacher                       Director                                     September 24, 2001
------------------------------
           Robert A. Berlacher


/s/ James E. Blake                            Director                                     September 24, 2001
------------------------------
           James E. Blake


/s/ Matthew J. Boos                           Director                                     September 24, 2001
------------------------------
           Matthew J. Boos


/s/ Peter Lucas                               Director                                     September 24, 2001
------------------------------
           Peter Lucas


                                                 8

           SIGNATURE                                       TITLE                                 DATE
------------------------------------     ----------------------------------------    -----------------------------

/s/ Bruce E. Toll                             Director                                     September 24, 2001
------------------------------
           Bruce E. Toll

/s/ Eve M. Trkla                              Director                                     September 24, 2001
------------------------------
           Eve M. Trkla

/s/ Joseph N. Walter                          Director                                     September 24, 2001
------------------------------
           Joseph N. Walter

/s/ Eric Weinstein                            Director                                     September 24, 2001
------------------------------
           Eric Weinstein


                                  EXHIBIT INDEX



   EXHIBIT
   NUMBER                     DESCRIPTION
-------------    ---------------------------------------------------------------
      5.1        Opinion of Greenberg Traurig, P.A.

     23.1        Consent of Arthur Andersen LLP.

     23.2        Consent of Ernst & Young LLP.

     23.3        Consent of Moss Adams LLP.

























                                      10